# BRAND CONSULTING AGREEMENT

THIS AGREEMENT, made and entered into as of April 19, 2021 by and between, Beauty Strategy Group LLC, with its principal place of business at 4340 Von Karman, Newport Beach, CA 92660, (hereinafter referred to as "BSG"), and CBD Unlimited, Inc. a division of Endexx Corporation, with its principal place of business at 38246 North Hazelwood Circle, Cave Creek, AZ. 85331(hereinafter referred to as "Company").

It is hereby agreed as follows:

1. GRANT OF RIGHTS: Company hereby grants BSG as a representative the right to act during the Term of this Agreement as Company's consultant as stated herein on Exhibit A which is attached hereto and incorporated herein (the "Project Deliverables"), for the purpose of advising on products manufactured, sold, distributed or otherwise offered for sale from time to time by the Company (the "Products"). Company reserves the right to modify, alter, improve or discontinue any or all of the Products at any time and from time to time effective immediately and this Agreement shall cover the sale of such Products as they may be modified, altered or improved.

2. PERFORMANCE:

a) BSG agrees to use diligent efforts in the performance of its appointment and obligation hereunder to provide Company ongoing strategic guidance, feedback, and tactical direction on all of the necessary steps to continue to grow the business and execute on it's sales plan (retailer presentations, margin requirements, training materials, sell thru analysis guidelines, forecasting and negotiation tactics by a retailer).

Specifically, BSG shall:

i) Maintain its own office space with sufficient systems and staffing to handle and fully perform all duties as required herein;

ii) Receive from Company, written pre-approval for all travel. For air travel specifically, only coach class of service is approved.

iii) Maintain a thorough knowledge of the Products, how they work, development and design details, and all other information concerning the Products as may be provided by Company

iv) At Company's request and expense, attend meetings at Company's facilities as reasonably requested by Company for the purpose of discussing sales issues, new products, and other pertinent company information;

v) Observe and comply with all State, Federal, and international laws and regulation applicable to the performance of this Agreement;

vi) Refrain from soliciting or receiving Product orders from persons or entities located outside the Territory (defined in exhibit A); unless otherwise agreed upon by BSG and Company in writing.

vii) Make all documents relevant to the performance of this Agreement available for inspection and copying by Company upon reasonable notice and during normal business hours.

b) Company agrees to support BSG's performance of its appointment and obligation hereunder. Specifically, Company shall:

i) At its sole cost and expense, supply BSG with a complete sample collection of Products, along with prices, styles and reference numbers.

ii) Pay all reimbursement expenses/fees when due or respond in writing as to any problems errors or issues with the invoice for fees within 15 days of the invoice date.

iii) Fees for services must be paid in advance each month. Failure to pay fees for service in advance will terminate all services until paid.

3. COMPENSATION. Company agrees to pay BSG compensation as set forth in Exhibit A when due.

4. ORDERS: BSG is authorized to solicit orders from Ulta and Sephora in accordance with Company's regular terms of sale and prices then in effect. All orders shall be submitted to Company via written purchase order, and subject to final approval. BSG has no right to make or enter into any contract of sale directly, and Company retains the option of accepting or rejecting any order solicited by BSG. All prices, specifications, and terms governing the sale of Products, including the extension of credit, shall be decided upon solely by Company and shall be adhered to by BSG.

(a) SALES REPORTS: Company shall forward detailed sales reports direct from all Accounts in fulfillment of orders which result from the performance of BSG received from Accounts. Company also agrees to grant BSG access to accounting departments as well as usernames and passwords of online (view only) portals of all Accounts, for the lifetime of the Account, for the purpose of account management and auditing sales/commission reports and performance of Products in store, online or on television. TD (Company Initials).

(b) BSG shall schedule and conduct a regular teleconference call and/or submit documentation of the services performed by BSG on behalf of the Company pursuant to this Agreement. From time to time, the Company may establish performance goals for BSG, and the failure to reach a mutually agreed performance goals may be cause for termination of this Agreement. All performance goals must be documented in writing and signed by BSG and Company.

5. TERM OF AGREEMENT: This agreement shall be in effect as of the date first stated above (the "Term"), and shall remain in effect for twelve (12) months. The Term may be extended upon terms and conditions mutually agreeable to the parties.. During the Term of this Agreement, Company agrees to refrain from acts of circumvention that include, without limitation:

. direct solicitation of an employee or independent consultant to terminate its relationship with BSG; or

6. TERMINATION: BSG and Company agree that this Agreement may be terminated by either party, with or without cause, upon delivery of Ninety (90) days written notice to the other party within the first three months of relationship – thereafter it will go to a thirty (30) day notice Upon termination of the Agreement for any reason, BSG shall deliver to Company all written and electronic records and other information used in the representation of Company, and shall otherwise reasonably assist in the smooth transition of the business. The Company agrees to pay expenses and compensation under normal compensation terms for all orders that are accepted at the time this agreement is terminated by either party. COMPENSATION as outlined in Paragraph 3) of this Agreement is still in force even after termination; provided_that services were rendered by BSG. Notwithstanding anything in this Agreement to the contrary, this Agreement and all of the rights and obligations hereunder (including with respect to Compensation as outlined in Paragraph 3) shall terminate and be of no further force and effect upon a Change in Control of the Company. For purposes of this Agreement, "Change in Control" means (a) any reorganization, merger, consolidation or other form of transaction or series of transactions, in each case, with respect to which the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than fifty percent (50%) of the equity interests in the Company, (b) the acquisition by any person, entity or group of more than fifty percent (50%) of the then outstanding equity interests in the Company; or (c) the acquisition by any one person, or more than one person acting as a group (whether in a single transaction or series of transactions) of substantially all of the assets of the Company.

7. USE OF COMPANY NAME / INTELLECTUAL PROPERTY: BSG is hereby granted a limited, non-exclusive, royalty-free license to use Company's trademarks and copyrighted materials, only for the purposes of fulfilling its rights and obligations hereunder and only as approved by Company, and all such use shall inure to the benefit of Company. BSG agrees that it has no rights of any nature whatsoever in or to any know-how, trade secrets, trademarks, trade names, service marks or other intellectual property relating to the Products; that it will not acquire any such rights or interest by reason of this Agreement or otherwise; and that it will not seek to contest the rights of Company or to register or acquire any rights to the foregoing either during or after the term of this Agreement. BSG also agrees that, if applicable, any materials used by BSG bearing any Trademarks shall contain legends, notices and indicia of registration and trademark usage as Company may prescribe. BSG will obtain Company's prior written approval of all advertising, copy and layout used in connection with the Products. BSG will sell and advertise the Products only under Company's trade name or names. BSG will not make or permit any alterations in any containers or labels without permission.

9. INDEPENDENT CONTRACTORS: BSG recognizes and expressly acknowledges that it is not an employee or agent of Company and that it will perform hereunder solely as an independent contractor, and neither party shall have the right to bind the other to any commitment or contractual obligation. Company shall not be liable for the acts of BSG, or its employees, agents or any other persons acting for or on its behalf. BSG shall for all purposes be an independent contractor for the Company. The Company not be liable for or responsible in any way for taxes or fees incurred on behalf of, or in connection with BSG including, but without limitation, federal or state withholdings, FICA or other taxes, worker's compensation or unemployment coverage or any other fee, tax or charge associated with employer/employee relationships, all of which are sole responsibility of BSG.

10. COMPLIANCE WITH LAWS: BSG and Company shall comply with all applicable United States and local laws and regulations pertaining to the sale of the Products.

11. TITLE TO PRODUCTS: BSG recognizes that the Products remain the property of Company until title therein passes to the purchasers of same in accordance with Company's regular terms and conditions of sale, and BSG shall not take title to such Products, nor shall title devolve upon him by virtue of this Agreement, nor by virtue of any act of BSG, nor by virtue of any law, regulation or custom.

12. SEVERABILITY: If any provision of this Agreement shall be invalid under the laws of any particular state, county or jurisdiction, such contravention shall not invalidate the whole Agreement, but it shall be construed as if not containing the particular provision or provisions held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

14. NO ASSIGNMENTS / CONFIDENTIALITY: BSG may not assign this Agreement or any of its interest herein or any order obtained hereunder without Company's prior written consent. The terms of this Agreement are subject to and governed by the Mutual Non-Disclosure Agreement signed and dated by each party on __________________.

15. REPRESENTATION, WARRANTY, AND INDEMNIFICATION: Each of the parties warrants to the other that it is authorized to enter into this Agreement, and that its rights to enter into this Agreement and perform the obligations hereof are not encumbered by any claims, suits, judgments, actions or other liabilities, and that the entering into this Agreement by him shall not result in any violation of any right or law by it, nor expose the other party to any liability arising out of any action by such party prior to the execution of this Agreement. Each party further agrees to indemnify and hold the other party harmless against all loss, costs or damages, including reasonable attorney's fees, which such other party may sustain or become liable for by reason of any claims, suits or judgments against a party arising from any acts of such other party or of any persons acting for or on behalf of it.

16. LAW GOVERNING / LITIGATION: This Agreement shall be construed in accordance with the laws of the State of Arizona, County of Maricopa and shall be binding upon the parties hereto, their heirs, successors and assigns. In the event legal action is instituted by either party hereto to enforce or interpret this Agreement or any provision hereof, the prevailing party shall recover all costs and expenses incurred in the prosecution or defense of such action, including reasonable attorney's fees.

17. ARBITRATION: Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its

Commercial [or other] Arbitration Rules [including the Optional Rules for Emergency Measures of Protection], and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The place of arbitration shall be in Orange County, California.

18. ENTIRE AGREEMENT: This Agreement constitutes the entire understanding between the parties with respect to the subject matter and supersedes all prior agreements between the parties, whether written or oral, relating to the subject matter. This Agreement may be amended or modified except by an instrument in writing, signed by the authorized representative of the parties.

19. COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Facsimile transmissions of this document shall be deemed as originals.

IN WITNESS WHEREOF, the parties have accepted and approve the terms and conditions of this Agreement.

Beauty Strategy Group, LLC
"BSG":

By: ______________________________
Sonia Summers

Title: CEO/Founder

Date: ______________________________

CBD Unlimited

By: ______________________________

Print Name: Todd Davis

Title: CEO

Date: April 15, 2021

**EXHIBIT A**
Scope of Work

| SERVICE | RATE | # OF BRANDS |
| --- | --- | --- |
| SALES | $5,000/MO | all |
| ACCOUNT MANAGEMENT | $5,000/MO | 1 |
| ACCOUNT MANAGEMENT | $7,000/MO | 2-3 |
| ACCOUNT MANAGEMENT | $10,000/MO | 4-6 |

*BSG sales fee billed at start as retail outreach efforts begin. Once brand secures retail distribution, sales fee becomes account management fee. If there is a CBD Unlimited brand in account management billing, and a new brand in need of sales support, normal sales fee would be waived.*
*Beauty Barrage Retail Partner Training Deck $5k – Fee Waived*

***QUARTERLY SALES COMMISSIONS*** *are paid at rate of 4% of net sales, based upon achievement of retailer sales plan by account. Fees for commissions on products sold are due net 30 from the date of invoice. BSG may invoice Company for all products shipped from Company to any Account established by BSG.*

***Commisions paid up to 2 years after retailer relationship commences i.e; if brand gets in August 2021 then commissions go up until August 2023. This goes for every retailer account – the term begins once brand receives its first opening order.***